UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
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        INFORMATION STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO. ___)

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                                 ENDOVASC, INC.
                (Name of Registrant as Specified in its Charter)


    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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                 Endovasc Announces Annual Shareholders' Meeting

MONTGOMERY,  Texas--(BUSINESS WIRE)--Oct. 27, 2004--Endovasc, Inc. (OTCBB:EVSC -
                                                                          ----
News),  a  Business  Development Company focused on innovative drug development,
----
announces its Annual Meeting of Stockholders to be held at Havens Landing, 19785 State Highway 105 West, Montgomery, Texas, on November 19, 2004 at 2 PM, CST.

Dr. Diane Dottavio, Chief Executive Officer, remarks, "This year's annual shareholder meeting will discuss Endovasc's initiatives to refocus our clinical strategy and prioritize product goals as part of a new business plan to meet the company's objectives in 2005."

The agenda for the meeting addresses three main issues posed by the Board. The first is the election of one director to serve for a three-year term and until his or her successor is elected and qualified. Secondly, the Board seeks to ratify the selection of Ham, Langston & Brezina LLP as independent auditors for the fiscal year ending June 30, 2005 and thirdly, Endovasc wishes to amend the Company's Articles of Incorporation to increase the number of shares of Common Stock.

The record date for the Annual Meeting is October 19, 2004. Holders of Common Stock and holders of the Company's Series NDC Common Stock of record as of October 19, 2004 are entitled to notice of and to vote at the Annual Meeting.

About  Endovasc,  Inc.

Endovasc, Inc., established in 1996, is a Business Development Company focused on innovative drug development in the areas of cardiovascular and metabolic medicine. Endovasc's Subsidiaries include; Liprostin Incorporated, which holds the intellectual property for a liposomal based treatment to increase circulation, and reduce leg pain in patients suffering from vascular disease; Angiogenix Limited which poses the sublicense for an isomer of nicotine that has shown to recruit the body's own stem cells that help grow new blood vessels, aiming to relieve chest pain and improve heart function in patients with chronic myocardial ischemia; and Nutraceutical Development Corporation (OTC:EVSD - News)
                                                                    ----   ----
which has an agreement in place with an innovative product development company to commercialize its muscle mass enhancing product.

For  more  information  about  Endovasc,  please  visit  www.endovasc.com.
                                                         ----------------

Safe  Harbor  Statement

All statements other than statements of historical fact included in this press release are "forward-looking statements." The forward-looking statements, including statements about the Company's future expectations, including future revenues and earnings, and all other forward-looking statements (i.e., future operational results and sales) are subject to assumptions and beliefs based on current information known to the Company and factors that are subject to uncertainties, risk and other influences, which are outside the Company's control, and may yield results differing materially from those anticipated.


------------------------
Contact:
     Investor  Relations  for  Endovasc  Inc.
     David  Zazoff,  212-505-5976
     PressReleases@za-consulting.net
     -------------------------------


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